Exhibit 2.1

The securities offered hereby have not been registered under the US Securities Act of 1933 (the "Act") and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Act, or an exemption from the registration requirements of the Act is available. Hedging transactions involving the securities offered hereby may not be conducted unless in compliance with the Act.


                            SHARE PURCHASE AGREEMENT


                  THIS AGREEMENT made as of the 6th day of January, 2005.

AMONG:

                  SECURAC CORP., a publicly traded corporation incorporated under the laws of the State of Nevada

                  ("PubCo")

                                     - and -

                  RISK GOVERNANCE, INC., a corporation incorporated under the laws of the State of Delaware and operating in the State of Massachusetts ("RGI")

                                     - and -

                  all of the Shareholders of RGI as listed in SCHEDULE J attached hereto (collectively, the "Vendors")


WHEREAS:

A. the Vendors are the registered and beneficial owners of all of the issued and outstanding shares of RGI ("RGI Shares");

B. the authorized capital of RGI consists of ten million (10,000,000) shares of common stock par value $.001, of which three million twenty-eight thousand six hundred seventy-five (3,028,675) shares are issued and outstanding as fully paid and non-assessable, and one million (1,000,000) shares of unissued blank check preferred stock;

C. Pursuant to the Letter of Intent dated October 8, 2004 (the "LOI"), PubCo (the "Purchaser") has agreed to purchase, and RGI and the Vendors have accepted such offer and agreed to sell all of the RGI Shares, which include all of the assets, equipment, leases, contracts and intellectual property of RGI upon the terms and conditions set out in this Agreement;

         NOW THEREFORE in accordance with the terms and conditions of the LOI and for good and valuable consideration, the receipt and sufficiency of which each of the parties hereto hereby acknowledges, the parties hereto covenant and agree as follows:

                                  ARTICLE ONE
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1       DEFINITIONS

         In this Agreement, the following words and terms shall have the following meanings:

         (a) "AGREEMENT", "HERETO", "HEREOF", "HEREIN", "HEREBY", "HEREUNDER" and similar expressions mean this Agreement, as it may be amended from time to time;

         (b)      "BANK" has the meaning set forth in Section 3.1(e);

         (c) "BUSINESS" means the business currently carried on by RGI of marketing the Risk Governance Software;

         (d) "BUSINESS ASSETS" means RGI's entire right, title and interest in the following assets, including, but not limited to, those assets listed on the Financial Statements of RGI:

                  (i) Tangible Assets. All equipment, inventory, machinery, office furniture and fixtures, leasehold improvements, office materials and supplies, and all other tangible personal property used or usable by RGI in the operation of the Business wherever located, including without limitation, those items identified in SCHEDULE A, together with any replacements and additions made between the date of this Agreement and the Closing;

                  (ii) Leases. The real property leases listed in SCHEDULE B, including any security deposits relating thereto (the "Leases");

                  (iii) Contracts and Agreements. The contracts, agreements and non-real property leases relating to the operation of the Business which are listed individually or by category in SCHEDULE C hereto, including any renewals, extensions, amendments or modifications thereof, and any additional contracts, agreements and non-real property leases entered into by RGI in the ordinary course of business between the date of this Agreement and the Closing (the "Contracts");

                  (iv) Intellectual Property. All intellectual property and rights, whether registered or unregistered, including, but not limited to all patents, patent applications, copyrights, trademarks, service marks, domain names, trade names, trade secrets, know-how, concepts, technical data, proprietary rights, proprietary processes, the Risk Governance Software or any rights to the Risk Governance Software, licences, computer software, permits, and other intangible property rights and interests applied for, issued to or owned by RGI, or under which RGI is licensed, and used or useable necessary in the operation of RGI's Business as now conducted and as proposed to be conducted, including without limitation the intellectual property listed in SCHEDULE D hereto (the "Company Intellectual Property");

                  (v) Business Records. All files, logs, records, books of account, financial records, client and supplier files and lists, including telephone numbers, and addresses, payroll and personnel records, corporate records and minute books, marketing data and reports, prospect lists, brochures, art work, photographs, advertising materials, consultants' reports, design drawings and other materials, including computer software and records, which concern the operation of the Business, which includes, but is not limited to the following:

                           (A) All literature and product brochures in both paper and electronic form;

                           (B) Customer list with payment history and renewal dates and amounts in electronic format;

                           (C) User documentation in paper and electronic format;

                           (D) Support notes for installations and other common support situations and descriptions of standard errors and their resolutions; and

                           (E) Goodwill. All goodwill associated with the Business and the Business Assets;

         (e) "BUSINESS DAY" means any day, other than Saturday, Sunday or any statutory holiday in the State of Nevada;

         (f) "CLAIMS" means any claim, demand, order, action, cause of action, damage, loss, cost, liability or expense, including reasonable legal fees on a solicitor and his own client basis and all reasonable costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing;

         (g) "CLOSING" means the closing of the transaction contemplated in this Agreement and the execution and delivery of the Closing Documents by the parties hereto, the RGI Shares to the Purchaser and the Purchase Price to the Vendors as provided for in this Agreement;

         (h) "CLOSING DATE" means the date on which the Closing occurs, namely January 7, 2004, or such other date to which the parties may agree from time to time;

         (i) "CLOSING DOCUMENTS" means the documents to be delivered to PubCo's Counsel as contemplated in Article 2 of this Agreement;

         (j)      "COMPANY INTELLECTUAL PROPERTY" has the meaning set forth in
                  Section 1.1(d)(iv) of this Agreement;

         (k) "CONTRACTS" means the contracts, agreements and non-real property leases as set out in SCHEDULE C;

         (l) "FINANCIAL STATEMENTS" means the financial statements of RGI attached hereto as SCHEDULE E;

         (m)      "LEASES" means the real property leases as set out in SCHEDULE
                  B;

         (n) "LIABILITIES" includes liabilities of any kind calculated in accordance with generally accepted accounting principles and without limiting the generality of the foregoing includes accounts payable, deferred revenues, income tax for the period ending with the change of control on Closing, long term obligations and cancellation/termination costs for services which the Purchaser will not require, as set forth in SCHEDULE F;

         (o) "PARTIES" means the Vendor and the Purchaser and their respective permitted assigns, if any, together, and "Party" means any one of them;

         (p) "PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS" has the meaning set forth in Section 3.1(r)(iii) of this Agreement;

         (q) "PUBCO'S COUNSEL" means Burnet, Duckworth & Palmer LLP and Eilenberg & Krause LLP;

         (r) "PUBCO SHARES" means common shares in the capital of PubCo, as presently constituted;

         (s)      "PURCHASER" means PubCo;

         (t) "RGI SHARES" means all of the issued and outstanding shares of RGI;

         (u) "RISK GOVERNANCE SOFTWARE" means the enterprise software product provided by Risk Governance Ltd.;

         (v)      "VENDOR'S COUNSEL" means OlenderFeldman LLP.

SECTION 1.2       CONSTRUCTION OF AGREEMENT

                  In this Agreement:

         (a) all usage of the word "including" in this Agreement shall mean "including, without limitation," throughout this Agreement;

         (b) the division of this Agreement into separate Articles, Sections and Subsections and the insertion of headings is for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

         (c) all references to currency herein are to the lawful money of the United States of America; and

         (d) words importing the singular include the plural and vice versa; and words importing gender include all genders.

                                  ARTICLE TWO
                       PURCHASE OF RGI SHARES AND CLOSING

SECTION 2.1       PURCHASE OF RGI SHARES

         (a) Subject to the terms and conditions hereof, the Purchaser offers and agrees to purchase from the Vendors, and the Vendors accept such offer and agree to sell, assign and transfer to the Purchaser, free and clear of all encumbrances, all of the RGI Shares.

         (b) The purchase price to be paid by the Purchaser to the Vendors for the RGI Shares, (the "Purchase Price"), shall be as set forth in SCHEDULE K.

         (c) The parties hereby acknowledge and agree that the PubCo Shares to be exchanged for the RGI Shares held by the Vendors as full and final satisfaction of the Purchase Price, shall be issued by PubCo to the Vendors by way of a direction to American Stock Transfer and Trust Company from PubCo directing the issuance of the PubCo Shares.

SECTION 2.2       CLOSING AND DEEMED DATE

                  The Closing shall be completed at such time and at such place on the Closing Date as may be agreed upon by the parties. The parties hereby acknowledge that the transaction contemplated herein shall be deemed to have closed effective at the close of business on the Closing Date and that the profit and loss of RGI from the Closing Date and subsequent shall be for the account of the Purchaser.

SECTION 2.3       PURCHASER'S CLOSING DOCUMENTS

                  At the Closing and upon the satisfaction of the closing conditions set out in Article 5 of this Agreement the Purchaser shall deliver the following to the Vendors in such form and content as the Vendors or their solicitor may require, acting reasonably:

         (a)      the PubCo Shares;

         (b) certified copies of resolutions of the directors of the Purchaser approving the completion of the transactions contemplated by this Agreement; and

         (c) certificates of the President of the Purchaser regarding representations, warranties and closing conditions.

SECTION 2.4       VENDORS' CLOSING DOCUMENTS

                  At the Closing and upon the satisfaction of the closing conditions set out in Article 5 of this Agreement, the Vendors shall deliver the following to the Purchaser in such form and content as the Purchaser or its solicitor may require, acting reasonably:

         (a) certificates representing the RGI Shares duly endorsed in blank for transfer, or accompanied by irrevocable transfer powers of attorney duly executed in blank, in either case by the holder of record thereof, all in form and substance sufficient to permit the valid registration of the Purchaser as the owner of record of the RGI Shares;

         (b) resignations and releases from all directors and officers of RGI;

         (c)      the Company Intellectual Property;

         (d) a written agreement of the shareholders of RGI, terminating the Shareholder Agreement dated October 10, 2003;

         (e) certified copies of resolutions of the directors and of a special resolution of the shareholders of RGI approving the completion of the transactions contemplated by this Agreement;

         (f)      opinion of solicitor for the Vendors;

         (g) the certificates of the President of RGI regarding representations, warranties and closing conditions;

         (h) certificates of good standing from the Commonwealth of Massachusetts and the State of Delaware;

         (i) such documents as may be required to change the signing officers on the RGI bank accounts to the nominees of the Purchaser;

         (j) all credit cards in the name of RGI, all merchant cards and machines;

         (k)      the minute books and the corporate seals of RGI; and

         (l) such other documents and certificates as may be reasonably requested by the Purchaser.

                                 ARTICLE THREE
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF THE VENDORS AND RGI

         Each of the Vendors (other than Stuart Blyth and Chris Forbes, to whom this Section 3.1 does not apply) and RGI hereby jointly and severally represent and warrant to the Purchaser (knowing that the Purchaser and PubCo's Counsel are relying thereon) that:

         (a)      Organization, Good Standing and Records:

                  (i) RGI is duly incorporated, organized and validly subsisting under the laws of the State of Delaware, with all necessary corporate power, authority and capacity to own its property and assets and to carry on the Business as presently conducted, and has made all necessary filings and has all required registrations under all applicable corporate, securities and taxation laws or any other laws to which RGI is subject; and

                  (ii) the minute books of RGI contain all resolutions of, and minutes of all meetings of, the directors and shareholders of RGI and the books and records of RGI are in good standing and are true and accurate;

         (b) Authority and Enforceability: this Agreement has been duly executed and delivered by each of the Vendors and is a valid and binding obligation of such Vendors enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement has been duly and validly authorized and approved by the board of directors of RGI and RGI has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and this Agreement constitutes a valid and binding obligation enforceable against RGI in accordance with its terms, subject only to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought;

         (c) Absence of Conflicting Agreements: each of the Vendors and RGI are not a party to, bound or affected by or subject to any agreement, instrument, charter or by-law provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of, the execution and delivery of this Agreement or the performance of any of the terms of this Agreement;

         (d) Compliance with Laws: neither the Vendors nor RGI has received any notice asserting any violation or non-compliance in connection with the Business or ownership or use of any of the Business Assets with any applicable law, statute, rule, regulation or order, whether federal, state or local; RGI is in compliance in all material respects with all applicable laws, holds all governmental and regulatory approvals, licenses and authorizations required to conduct the Business or own or use the Business Assets, all such governmental and regulatory approvals, licenses and authorizations are in good standing and RGI is in compliance with all requirements of such governmental and regulatory approvals, licenses and authorizations;

         (e) Consents and Approvals: there are no consents, approvals, orders or authorizations of any person, or any municipal, state or federal governmental authority in the United States of America or elsewhere or registrations, declarations, notices, filings or recordings with any authorities required to be obtained by the Vendors or RGI in connection with the completion of the transaction contemplated by this Agreement, except those consents required by Barclays Bank Plc (the "Bank") in reference to various loans and credit facilities provided by Barclay Bank to RGI and those disclosed in Schedule M;

         (f) Authorized RGI Shares: the authorized capital of RGI consists of ten million (10,000,000) shares of common stock par value $.001, of which three million twenty-eight thousand six hundred seventy-five (3,028,675) shares are duly and validly issued and outstanding as fully paid and non-assessable, and one million (1,000,000) shares of unissued blank check preferred stock;

         (g) Ownership of RGI Shares: the Vendors are the registered and beneficial owners of the RGI Shares, all of which are fully paid and non-assessable, free and clear of any lien, security interest, charge, hypothecation, privilege or encumbrance or rights of others, other than the rights of the Purchaser under this Agreement and there are no other shares, classes of shares or securities convertible into shares issued and outstanding in RGI;

         (h) Options: no options, warrants or other rights to purchase shares or other securities of RGI has been authorized, there are no agreements in place as to the issue of any such options, warrants, securities or other rights and no such option, warrants, securities or other rights are outstanding, other than those disclosed in Schedule M;

         (i) Pre-emptive Rights: no person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) which at any time in the future may become binding upon such Vendors in respect of the sale, transfer, assignment, pledge, charge, mortgage, hypothecation or other disposition or encumbrance of the RGI Shares, the Business or the Business Assets, other than in respect of the provisions of this Agreement, other than those disclosed in Schedule M;

         (j) Subsidiaries: RGI does not have any subsidiaries, and RGI does not otherwise own any shares or securities of any corporation, and is not a party to any agreements, options or commitments to acquire any shares or securities of any corporation or person or to acquire or lease any business operations, real property or assets;

         (k) Financial Statements: the financial statements of RGI for the year ended December 31, 2003 and for the ten-month period ended October 31, 2004 as set out in SCHEDULE E (collectively, the "RGI Financial Statements"), fairly presents, in accordance with generally accepted accounting principles in the United States of America, consistently applied, the financial position and condition of RGI at the dates thereof and the results of the operations of RGI for the periods then ended and reflect all assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of RGI as at the date thereof and there has not been any material change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of RGI from the position set forth in the RGI Financial Statements other than as disclosed herein or contemplated hereby; and since the date of the RGI Financial Statements, there will not have been any material facts, transactions, events or occurrences which could materially affect the capital, assets, liabilities (absolute, accrued, contingent or otherwise), business, operations, conditions (financial or otherwise) or results of the operations of RGI other than as disclosed herein or contemplated hereby;

         (l) Absence of Material Changes: since the date of the LOI there has not been:

                  (i) any change in the condition or operation of the Business, Business Assets, management, financial condition or future prospects of RGI which has been materially adverse to its continued operation or viability; or

                  (ii) a transaction of a nature material to RGI, other than transactions in the ordinary and normal course of business or as contemplated by this Agreement, other than those disclosed in Schedule M;

         (m) Subscribers: as at the date hereof, RGI had not less than approximately zero (0) corporate customers which generate in the aggregate not less than $0.00of revenue to RGI per month;

         (n) Liabilities: RGI does not have any outstanding liabilities, absolute, accrued, contingent or otherwise (including by way of guarantee, indemnification, surety or similar obligation), other than those set out in any Schedule hereto including the Financial Statements contained in SCHEDULE E and other than trade or business obligations incurred after the date thereof in the ordinary course of business consistent with past practice, none of which is (A) in an amount greater than $0.00 unless disclosed on SCHEDULE F, or (B) materially adverse to the results of operations, assets or financial condition of RGI or manner of conducting the Business, and the Uniform Commercial Code registrations against RGI set out in SCHEDULE G relate only to the liabilities reflected in SCHEDULE F;

         (o) Insolvency: no insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Vendors, RGI, the Business or any of the Business Assets, are pending or, to the best of the Vendors and RGI's knowledge, threatened, and neither the Vendors nor RGI have made any assignment for the benefit of creditors or taken any action in contemplation of or which would constitute the basis for the institution of such insolvency proceedings;

         (p) Tax Matters: RGI is not in default in filing any tax returns or reports required to be filed as at the date of this Agreement covering any federal, state, municipal or local taxes or assessments in respect of its capital, income, business or property, including without limitation withholding taxes, and all such returns and reports have been duly filed and are true, complete and correct and all taxes and assessments shown on such reports or returns have been paid;

         (q) Title to Property and Assets: RGI has good and marketable title to all its property and assets, real and personal, including the property and assets set out in SCHEDULE A, free and clear of all mortgages, pledges, liens, title retention agreements, security agreements, encumbrances or charges of any nature or kind whatsoever except as set out in SCHEDULE G, and no person or company has any agreement, option, privilege, license or right (whether by law, pre-emptive or contractual) which obliges RGI to sell, transfer, assign, or in any other way dispose of any such property or assets;

         (r)      Employment Agreements and Benefit Plans:

                  (i) RGI has no employment agreements, written or oral, with its salaried employees, employee benefit plans, pension plans, deferred profit sharing plans, bonus plans or any other similar plan, scheme or arrangement established for employees other than as set out in SCHEDULE H;

                  (ii) RGI is not a party to a collective agreement with a trade union or council of trade unions, the employees of RGI are not members of a trade union or council of trade unions which has been certified as bargaining agent and there is no process of certification or effort to organize a union currently in progress;

                  (iii) Other than with respect to Venkat Chinni and High Ground Inc. to which this Section 3.1(r )(iii) does not apply, each current and former employee and officer of RGI and each current and former consultant to RGI has executed and delivered a written agreement containing proprietary information and intellectual property assignment provisions for the benefit of RGI, copies of which are attached as SCHEDULE C (collectively, the "Proprietary Information and Inventions Agreements"). No such current or former employee, officer or consultant has excluded works or inventions made prior to his or her employment or consulting relationship with RGI from his or her assignment of inventions pursuant to his or her Proprietary Information and Inventions Agreement. RGI does not believe it is or will be necessary to use any inventions of any of its employees or consultants (or persons it currently intends to hire) made prior to their employment or consultancy with RGI.

         (s) Litigation: neither the Vendors nor RGI are subject to any judgment, award, order, writ, injunction, arbitration decision or decree material adversely affecting the RGI Shares, the Business Assets or the conduct of the Business; there is no suit, action, litigation, enquiry, investigation, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress or pending or threatened against or relating to such Vendors which affects RGI, ownership of the RGI Shares, the Business or the Business Assets or the ability of such Vendors or RGI to complete the transactions contemplated by this Agreement, and there is not presently outstanding against such Vendors or RGI any judgment, decree, injunction, rule or order of any court or governmental or regulatory authority and there are no applications, complaints or proceedings pending or, to the best of the Vendors' knowledge, threatened before any governmental or regulatory authority relating to RGI, the Business or the Business Assets which would have a material adverse effect on RGI, the Business Assets or the conduct of the Business, other than those disclosed in Schedule M;

         (t) Non-Arm's Length Agreements: there are no contracts, agreements or arrangements to which RGI is a party with the Vendors or with any person or corporation with which the Vendors do not deal at arm's length, other than as disclosed to PubCo in SCHEDULE L;

         (u)      Lease: RGI is not a party to any Lease;

         (v) Insurance: RGI maintains such policies of insurance in such amounts and against such risks as the Vendors believe to be appropriate and adequate, all such policies of insurance are in full force and effect and RGI is not in default, whether as to the payment of premium or otherwise, under the terms of any such policy as set out in SCHEDULE I hereto;

         (w) Material Contracts: RGI is not a party to or bound by any presently existing oral or written contract or commitment which is material other than those contracts set out in SCHEDULE B, SCHEDULE C, SCHEDULE D, SCHEDULE H and SCHEDULE I;

         (x) Related Party Loans: RGI does not have any loans outstanding to directors, former directors, officers, former officers, shareholders or employees or to any person or corporation not dealing with it at arm's length, other than those disclosed in Schedule M;

         (y) Intellectual Property: RGI owns or otherwise possesses sufficient legal rights to all Company Intellectual Property without any conflict with or infringement of the rights of others. Except for the agreements with its own employees or consultants described in Section 3.1(r)(iii) hereto, and standard end-user license agreements, there are no outstanding options, licenses or agreements of any kind relating to the Company Intellectual Property, nor is RGI bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, services marks, trade names, copyrights trade secrets or other proprietary rights to processes of any other person or entity. RGI has not received any communications alleging, nor does RGI have any reason to believe that it has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity, and is not aware, based on reasonable investigation, of any reasonable basis therefor or threat thereof;

         (z) Investment Representations: The representations set forth on Exhibit A hereto are incorporated by reference herein and are true and correct for each Vendor;

         (aa) Finder's Fees: no person, firm or corporation is entitled to any finder's fee or other payment or compensation from the Vendors or RGI in respect of the transactions contemplated by this Agreement; and

         (bb) From the date of the LOI to the Closing, the Vendors have not permitted RGI and RGI has not without the Purchaser's consent first had and received in writing:

                  (i) increased the compensation of any director, officer, or employee;

                  (ii)     borrowed any money;

                  (iii)    paid back any shareholder loans;

                  (iv) entered into any capital commitments whether by way of lease, purchase, conditional sales agreement, chattel mortgage or otherwise;

                  (v) guaranteed the indebtedness of any person, firm or corporation;

                  (vi)     released any liability of any debtor;

                  (vii) released any contract for the use of software, telecommunication facilities or any other material contract used in the conduct of its Business;

                  (viii) created any rights to purchase any of its securities whether debt or equity;

                  (ix) entered into any arrangement with any other person, firm or corporation to sell the assets or undertaking of the business or the shares of the corporation; or

                  (x) entered into any transaction of any nature out of the normal course of business.

SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Vendors that:

         (a) the Purchaser is a corporation duly organized and existing under the laws of the State of Nevada;

         (b) the PubCo Shares are quoted for trading on the NASD OTC Bulletin Board and the Purchaser is subject to the reporting requirements of Section 15(d) under the Securities Exchange Act of 1934;

         (c) the Purchaser has good and sufficient power, authority and right to enter into and deliver this Agreement and to perform its obligations hereunder;

         (d) this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought;

         (e) the Purchaser is not a party to, bound or affected by or subject to any agreement, instrument, charter or by-law provision, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of, the execution and delivery by it of this Agreement or the performance by it of any of the terms of this Agreement; and

         (f) there are no consents, approvals, orders or authorizations of any persons or governmental authorities in the United States of America or elsewhere (or registrations, declarations, filings or recording with any such authorities) required to be obtained by the Purchaser in connection with the completion of any of the transactions contemplated by this Agreement.

                                  ARTICLE FOUR
                               PRE-CLOSING MATTERS

SECTION 4.1 ACTIONS TO SATISFY CLOSING CONDITIONS

         Each of the parties agrees to sign all agreements, documents and resolutions and to take all actions as are within its power or control, and to use commercially reasonable efforts to cause other actions to be taken which are not within its power or control, to complete the transactions provided for in this Agreement and to ensure compliance with any of the conditions set forth in Article Five which are for the benefit of any other parties and that all of its representations and warranties contained herein are true and correct on Closing.

SECTION 4.2 CONDUCT PRIOR TO CLOSING

         The Vendors and RGI covenant that they shall carry on the business, maintain and protect its goodwill, service its customers and generally carry on the business as if the Vendors were to remain prudent owners of the Business and RGI shall use its best efforts to maintain and enhance the Business.

SECTION 4.3 NO OTHER NEGOTIATIONS

         The Vendors and RGI agree that, until the transactions provided for in this Agreement have been completed or this Agreement has been terminated, the Vendors and RGI shall not, directly or indirectly, or through agents or brokers, continue or enter into any discussions or negotiations with any other party regarding the possible sale, transfer, assignment, merger or consolidation of RGI, the RGI Shares, the Business or any part of it.

                                  ARTICLE FIVE
                              CONDITIONS OF CLOSING

SECTION 5.1 PURCHASER'S CONDITIONS

         The obligation of the Purchaser to complete the purchase of the RGI Shares shall be subject to the satisfaction of or compliance with, at or before the Closing Date, each of the following conditions precedent, each of which is acknowledged to be inserted for the exclusive benefit of the Purchaser and may be waived by the Purchaser in whole or in part by notice in writing to the
Vendors:

         (a) Regulatory Approval: approval of all regulatory bodies having jurisdiction in connection with the transaction shall have been obtained;

         (b) Due Diligence: the Purchaser being satisfied in its sole discretion with its due diligence review of RGI, the Business, and the Business Assets, including, without limitation, the RGI Financial Statements, the obligations and liabilities of RGI, the validity and terms of the Leases and Contracts and the title of RGI to the Business Assets;

         (c) Liabilities: RGI having no liabilities (absolute, contingent, accrued or otherwise) at the time of Closing other than those disclosed in RGI's Financial Statements, or as fully disclosed in the Schedules hereto, except as incurred in the ordinary course of business consistent with past practise from the date of the LOI to the Closing Date in amounts not exceeding $5,000 in the aggregate;

         (d) Representations and Warranties: all of the representations and warranties of the Vendors and RGI made in this Agreement shall be true and correct as at the Closing Date with the same effect as if made at and as of the Closing Date and the Purchaser shall have received at the Closing Date certificates of the Vendors and RGI confirming the truth and correctness of such representations and warranties;

         (e) Performance of Obligations: the Vendors shall have performed or complied with, in all material respects, all obligations, covenants and agreements in this Agreement to be performed or complied with by them by the Closing Date; and

         (f) Lender's Consents: RGI shall have received consents or no action letters, in a form satisfactory to the Purchaser, evidencing the approval of the Bank of the transactions contemplated by this Agreement.

SECTION 5.2       VENDORS' CONDITIONS

                  The obligation of the Vendors to complete the transactions provided for in this Agreement shall be subject to the satisfaction of or compliance with, at or before the Closing Date, each of the following conditions precedent, each of which is hereby acknowledged to be inserted for the exclusive benefit of the Vendors and may be waived by the Vendors in whole or in part by notice in writing to the Purchaser:

         (a) Representations and Warranties: all of the representations and warranties of the Purchaser made in or pursuant to this Agreement shall be true and correct as at the Closing Date with the same effect as if made at and as of the Closing Date, and the Vendors shall have received a certificate from a senior officer of the Purchaser confirming the truth and correctness in all respects of such representations and warranties as of the Closing Date; and

         (b) Performance of Obligations: the Purchaser shall have performed or complied with, in all material respects, all obligations, covenants and agreements in this Agreement to be performed or complied with by the Purchaser by the Closing Date.

                                  ARTICLE SIX
                                 INDEMNIFICATION

SECTION 6.1       MUTUAL INDEMNIFICATION FOR BREACHES OF WARRANTY, ETC.

                  The Vendors (other than Stuart Blyth and Chris Forbes, to whom this Section 6.1 does not apply) covenant and agree with the Purchaser, and the Purchaser covenants and agrees with the Vendors (the Party so covenanting and agreeing to indemnify the other Party being referred to in this section as the "Indemnifying Party", and the Party so to be indemnified being referred to as the "Indemnified Party") that the Indemnifying Party shall:

         (a) be solely liable and responsible for any and all Claims which the Indemnified Party or its directors, officers, servants, agents and employees, together with its successors, assigns administrators, executors, heirs and all other legal representatives of the foregoing, may suffer, sustain, pay or incur; and

         (b) as a separate and independent covenant, indemnify and save the Indemnified Party and its directors, officers, servants, agents and employees, together with its successors, assigns, administrators, executors, heirs and all other legal representatives of the foregoing, harmless from any and all Claims which may be brought against or suffered by such Persons or which they may sustain, pay or incur, as a result of, arising out of, attributable to or connected with any non-fulfilment of any covenant or agreement on the part of the Indemnifying Party under this Agreement or any misstatement or inaccuracy of or other incorrectness in or breach of any representation or warranty of the Indemnifying Party contained in this Agreement or in any certificate or other document furnished by the Indemnifying Party pursuant to this Agreement.

SECTION 6.2       LIMITATION OF INDEMNITY

         The obligations of liability and indemnification in Section 6.1 in respect of such Claims and any claim for breach of representation and warranty in this Agreement shall be subject to:

            (i) the limitations mentioned in Section 9.3 respecting the survival of the representations and warranties of the Parties;

            (ii) the requirement that the Indemnifying Party shall, in respect of any Claim made by any third person be afforded an opportunity at its sole expense to resist and defend and compromise the Claim;

            (iii) subject to subsection ySection 6.2(v), the limitation that, for Claims made in connection with any representation or warranty, the Indemnifying Party shall not be required to pay any such amount until the aggregate of such Claims exceed US$5,000.00 and upon the aggregate of such Claims exceeding US$1,200,000 the Indemnifying Party shall be required to pay the entire amount owing in respect of all of such Claims and not just the excess, provided that in no event shall the aggregate of such claims exceed US$1,200,000.

            (iv) the limitation that, no Party shall be indemnified if it has not given notice to the Indemnifying Party within the applicable survival period specified in Section 9.3 after the Closing Date of the nature and extent of such Claim; and

            (v) the limitation that, to the extent such Claims are caused by the negligence of the Indemnified Party or to the extent that the Indemnified Party is reimbursed by insurance proceeds, the Indemnifying Party shall not be required to pay such amount.

                                 ARTICLE SEVEN
                                 CONFIDENTIALITY

SECTION 7.1       CONFIDENTIALITY

                  The Vendors hereby acknowledge and agree that:

         (a) they shall not hereafter copy, reproduce, or use the Business Assets other than the Tangible Assets as defined in Section 1.1(d)(i)(the "Tangible Assets"), or any documentation or information relating thereto, or any portion thereof, without the express written authorization of the Purchaser or solely as necessary for the completion of the obligations of the Vendors hereunder,

         (b) all parts of the Business Assets other than the Tangible Assets, and any information or documentation relating thereto, will be considered by the Purchaser as confidential and of such a nature to constitute "trade secrets", the proprietary rights to and interest in said confidential information being protected at law and in equity;

         (c) that the Vendors will take all reasonable steps to ensure that the Business Assets other than the Tangible Assets and all portions and components thereof, and any information provided regarding the Purchaser's business and financing plans are held in confidence by the Vendors and that these items are not disclosed or made available to any third party not authorized by the Purchaser; and

         (d) the Vendors shall not hereafter disclose any information relating to this Agreement, the Business Assets other than the Tangible Assets, the Purchaser's business plans and financing plans, or any of their past dealings with the Business Assets other than the Tangible Assets except with the prior written consent of the Purchaser or as required by due process of law.

                                 ARTICLE EIGHT
                      NON-SOLICITATION AND NON-COMPETITION

SECTION 8.1       DEFINITIONS

                  For the purposes of this Section 8, the following terms shall have the following meanings;

         (a) "Customer" means any Person who is a party to a service contract, any Person who is or has been a customer of RGI or the Purchaser at any time and any Person who has been directly solicited by RGI to become a potential customer;

         (b) "Person" includes an individual, body corporate, partnership, joint venture, trust, unincorporated organization, or any agency or instrumentality thereof or any entity recognized by law;

         (c)      "Product" means the Risk Governance Software;

         (d) "Related Person" means a Person who is deemed to be related to another Person. The following Persons shall be deemed to be related to each other:

                  (i) a body corporate and any Person who beneficially owns, directly or indirectly, voting securities of such body corporate or any affiliate thereof carrying more than 20% of the voting rights attached to all voting securities of the body corporate or affiliate for the time being outstanding ("body corporate" meaning any corporation, limited liability company or other legal entity not referred to in the subclauses listed below, and "affiliate" meaning any person or entity controlled by or under common control with another person or entity;

                  (ii) a partnership and any Person who is a partner thereof;

                  (iii) a trust or estate and any Person who has a substantial beneficial interest therein or as to which such Person serves as a trustee, executor or in a similar capacity;

                  (iv) persons who are spouses of one another or who are co-habitating with one another, and

                  (v) a person and any relative of such Person or any relative of the spouse of such Person, where such relative has the same home as such Person; and

         (e) "Vendors" shall mean all of the Shareholders of RGI as listed in SCHEDULE J attached hereto except for Chris Forbes and Stuart Blyth.

SECTION 8.2 The Vendors covenant and agree that, at any time during any of the periods set out in paragraph 8.4 the Vendors will not at any time nor allow a Related Person, either individually or in partnership or jointly or in connection with any Person or Persons including Related Persons or in any other manner whatsoever, directly or indirectly, solicit the Customers.

SECTION 8.3 The Vendors covenant and agree that the Vendors will not nor permit a Related Person at any time during any of the periods set out in paragraph 8.4, either individually or in partnership, or jointly or in conjunction with any Person or Persons, including, without limitation, any individual, firm, association, syndicate, company, corporation, or together business enterprise, as principal agent, shareholder, officer, or in any other manner whatsoever carry on or be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligations of, or permit their names to be used or employed by any Person or Persons, including, without limitation, any individual, firm, association, syndicate, company, corporation, or other business in competition with the Business, within any of the areas described in paragraph 8.5.

SECTION 8.4 The period referred to in paragraph 8.3 is twenty-four (24) months from the Closing Date.

SECTION 8.5 The area referred to in paragraph 8.3 is the European Union, North America, and Asia.

SECTION 8.6 Each provision of this Agreement is declared to constitute a separate and distinct covenant and to be severable from all other such separate and distinct covenants. Without limiting the foregoing, each provision contained in paragraphs 8.3, 8.4 and 8.5 is declared to constitute a separate and distinct covenant in respect of each capacity and each activity specified in paragraph 8.3, each period specified in paragraph 8.4 and each geographical area specified in paragraph 8.5 respectively, and to be severable from all other such separate and distinct covenants, If any of the capacities, activities, periods or areas specified in paragraphs 8.3, 8.4 and 8.5 respectively, are considered unenforceable by a court of competent jurisdiction, such Court shall have authority to limit such capacities, activities, periods, or areas to such capacities, activities, periods, or areas as the Court finds proper in the circumstances.

SECTION 8.7 If any covenant or provision in this Agreement is determined to be void or unenforceable in whole or in part, it will not affect or impair the enforceability or validity or any other covenants or provision of this Agreement.

SECTION 8.8 The parties hereto each acknowledge that it would be difficult to measure or calculate the damage to the Purchaser and/or RGI should they breach any of the terms contained in this Agreement or breach any of their duties at common law or in equity, and that such breach of this Agreement or of their duties at common law or equity would result in irreparable harm to the Purchaser and/or RGI and that monetary damages would, therefore, be an inadequate remedy for any such breach. Accordingly, in the event of any such breach, in addition to all other remedies available to the Purchaser and/or RGI at law or in equity, the Purchaser and/or RGI shall be entitled as a matter of right to apply to a Court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to restrain any such breach or the continuation thereof without showing or proving actual damage, if any, sustained by the Purchaser and/or RGI.

SECTION 8.9 The parties acknowledge that all restrictions in this Agreement are necessary and fundamental to the protection of the business of RGI and are reasonable and valid, and all defenses to its strict enforcement by RGI and/or Purchaser are hereby waived by the Vendors.

                                  ARTICLE NINE
                                     GENERAL

SECTION 9.1 NOTICES

         Any notice or other writing required or permitted to be given under this Agreement shall be sufficiently given if delivered to the party to whom it is given if delivered by prepaid courier to the party to whom it is given or if transmitted by telecopier or other form of recorded communication, addressed to that party:

         (a)      in the case of a notice to the Purchaser, as follows:

                           SECURAC CORP.
                           2500, 520 - 5th Ave. S.W.
                           Calgary, Alberta T2P 1V6

                           Attention:       Paul Hookham
                           Telephone:       (403) 225-0403
                           Facsimile:       (403) 234-0301

                  with a copy to:

                           Burnet, Duckworth & Palmer LLP
                           Barristers & Solicitors
                           1400, 350 - 7 Avenue S.W.
                           Calgary, Alberta T2P 3N9

                           Attention:       James G. Colvin
                           Telephone:       403-260-0321
                           Facsimile:       403-260-0332

(b) in the case of a notice to the Vendors, as follows:

                           RISK GOVERNANCE, INC.
                           276 High Street
                           Winchester, MA
                           01890

                           Attention:       Suhail Ahmad
                           Telephone:       617-504-3732
                           Facsimile:       781-721-0880
                  with a copy to:

                           Kurt D. Olender, Esq.
                           OlenderFeldman, LLP
                           2840 Morris Avenue
                           Union, New Jersey 07083
                           (908) 845-0362 (fax)


or at such other address as the party to whom a notice is to be given shall have last notified to the party giving it in the manner provided in this section. Any notice delivered or transmitted by telecopier or other method of recorded communication to the party to whom it is addressed shall be deemed to have been given and received on the day it is delivered or transmitted, provided that if such day is not a business day in such place then the notice shall be deemed to have been given and received on the business day next following such day.

SECTION 9.2 COSTS

                  Whether or not the Closing occurs, the Vendors and the Purchaser agree that all costs and expenses incurred in connection with this Agreement and the transaction contemplated hereby shall be paid by the party incurring such expenses.

SECTION 9.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                  All representations and warranties, covenants and agreements on the part of each of the parties contained in this Agreement, except those with respect to title to the RGI Shares, shall survive the Closing for a period of one year from the Closing Date. The representations and warranties of each Vendor relating to title matters of the RGI Shares shall continue in full force and effect for the benefit of the Purchaser and be unlimited as to duration.

SECTION 9.4       FURTHER ASSURANCES

                  The parties shall with reasonable diligence do all acts and things and provide all reasonable assurances as may be required to consummate the transaction contemplated by this Agreement, and each party shall provide all further documents or instruments required by the other parties as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out is provisions whether before or after the Closing.

SECTION 9.5       ENTIRE AGREEMENT

                  This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, by and between any of the parties with respect to the subject matter of this Agreement. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound by it.

SECTION 9.6       ASSIGNMENT; AGREEMENT BINDING

                  The parties agree that their rights and obligations under this Agreement may not be assigned without the written consent of the other party hereto. This Agreement shall enure to the benefit of and be binding upon each of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

SECTION 9.7       SEVERABILITY

                  The invalidity or enforceability of any provision of this Agreement or any covenant contained herein shall not affect the validity or enforceability of any other provisions or covenants hereof and any such invalid provision or covenant shall be deemed to be severable.

SECTION 9.8       BUSINESS DAY

                  Whenever under the terms of this Agreement an event is to occur on any day that is not a Business Day in the relevant place, the occurrence of that event shall be deferred to the next Business Day in such place.

SECTION 9.9       TIME

                  Time shall be of the essence of this Agreement.

SECTION 9.10      GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS

This Agreement shall be construed in accordance with and governed by the law of the State of New York (without reference to its rules as to conflicts of law). Each party irrevocably agrees that any legal action, suit or proceeding against either of them arising out of or in connection with this Agreement or the transactions contemplated hereby or disputes relating thereto (whether for breach of contract, tortious conduct or otherwise) shall be brought exclusively in the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the state courts of New York located in Manhattan, and hereby irrevocably accepts and submits to the exclusive jurisdiction of the aforesaid courts in personam, with respect to any such action, suit or proceeding. Each of the parties hereto waives to the fullest extent permitted by law claim that such action, suit or proceeding brought in the venue specified in this Section is brought in an inconvenient forum or that such venue is otherwise improper, and any right to trial by jury in any action, suit or proceeding brought to enforce, defend or interpret any rights or remedies under, or arising in connection with or relating to, this Agreement. Each of the parties hereto irrevocably consents to the service of any and all legal process, summonses, notices and other documents which may be served in any action, suit or proceeding in the United States District Court for the Southern District of New York or the state courts of New York located in Manhattan, which service may be made by mailing a copy of such process by certified or registered mail, postage prepaid, to the party to be served at its address as provided in
Section 9.1 hereof, with such service to be effective upon receipt.

SECTION 9.11 COUNTERPARTS

         This Agreement may be executed by the parties in separate counterparts each of which when so executed and delivered shall be an original, and all counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date first above written.


                                                SECURAC CORP.


                                                Per: /s/ Terry W. Allen
                                                     ---------------------------



                                                RISK GOVERNANCE, INC.


                                                Per: /s/ David Sallis
                                                     ---------------------------


/s/ Robert Low                                  /s/ David Sallis
----------------------------------------        --------------------------------
Witness to the signature of Su Ahmad            SUHAIL  AHMAD



/s/ Robert Low                                  /s/ David Sallis
----------------------------------------        --------------------------------
Witness to the signature of Kevin Dewey         KEVIN DEWEY



INDEPENDENT TOOL COMPANY LTD.                   FOREST NOMINEES LTD.


Per: /s/ David Sallis                           Per: /s/ David Sallis
----------------------------------------        --------------------------------



/s/ Robert Low                                  /s/ David Sallis
----------------------------------------        --------------------------------
Witness to the signature of David Sallis        DAVID SALLIS



/s/ Robert Low                                  /s/ David Sallis
----------------------------------------        --------------------------------
Witness to the signature of Lindsay Cox         LINDSAY COX

/s/ Robert Low                                  /s/ David Sallis
----------------------------------------        --------------------------------
Witness to the signature of John Conaghan       JOHN CONAGHAN



/s/ Robert Low                                  /s/ David Sallis
----------------------------------------        --------------------------------
Witness to the signature of Chris Forbes        CHRIS FORBES



/s/ Robert Low                                  /s/ David Sallis
----------------------------------------        --------------------------------
Witness to the signature of Margaret Sallis     MARGARET SALLIS



/s/ Robert Low                                  /s/ David Sallis
----------------------------------------        --------------------------------
Witness to the signature of Stuart Blyth        STUART BLYTH


/s/ Robert Low                                  /s/ David Sallis
----------------------------------------        --------------------------------
Witness to the signature of John Armitage       JOHN ARMITAGE



/s/ Robert Low                                  /s/ David Sallis
----------------------------------------        --------------------------------
Witness to the signature of Hilary Bairstow     HILARY BAIRSTOW



                                                MAREN TRADING LIMITED


                                                Per: /s/ David Sallis
                                                --------------------------------



/s/ Robert Low                                  /s/ David Sallis
----------------------------------------        --------------------------------
Witness to the signature of Jack Perry          JACK PERRY



/s/ Robert Low                                  /s/ David Sallis
----------------------------------------        --------------------------------
Witness to the signature of Henry Green         HENRY GREEN



/s/ Robert Low                                  /s/ David Sallis
----------------------------------------        --------------------------------
Witness to the signature of Ken Bound           KEN BOUND

/s/ Robert Low                                  /s/ David Sallis
----------------------------------------        --------------------------------
Witness to the signature of George Bennett      GEORGE BENNETT



/s/ Robert Low                                  /s/ David Sallis
----------------------------------------        --------------------------------
Witness to the signature of Richard Bounds      RICHARD BOUNDS



/s/ Robert Low                                  /s/ David Sallis
----------------------------------------        --------------------------------
Witness to the signature of Paul Egaru          PAUL EGARU

                                    EXHIBIT A

                        VENDOR INVESTMENT REPRESENTATIONS


         Each Vendor makes the following representations to Purchaser in order to, among other things, establish an exemption from, or the inapplicability of, the registration requirements of the United States Securities Act of 1933 (the "Securities Act") to the offer and sale of PubCo Shares to the Vendors pursuant to the Share Purchase Agreement (the "Exchange").

1.       Each Vendor represents and warrants to Purchaser that:

         (a) it has not been provided with a prospectus or an offering memorandum or any similar document in connection with the Exchange;

         (b) its decision to acquire the PubCo Shares in the Exchange has not been based upon any verbal or written representations as to fact or otherwise made by or on behalf of the Purchaser and that the Vendor's decision is based entirely upon publicly available information concerning Purchaser and its own diligence;

         (c) the PubCo Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), with the result that such securities are "restricted securities" within the meaning of Regulation S and Rule 144 promulgated under the Securities Act and may not be offered or sold within the United States or to or for the account or benefit of a U.S. Person (as defined in Rule 902(o) of Regulation S promulgated under the Securities Act) except pursuant to registration under the Securities Act or an exemption therefrom;

         (d) it has been advised to consult its own legal advisors with respect to any applicable resale restrictions and the Vendor is solely responsible for compliance with applicable resale restrictions;

         (e) the Vendor understands that each certificate representing the PubCo Shares acquired in the Exchange, and any securities issued in exchange therefor, shall bear a legend reflecting restrictions on resale except in compliance with applicable securities laws and upon presentment of an opinion of counsel reasonably satisfactory to Purchaser

                         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS, PROVIDED IN SUCH LATTER CASE THAT THE HOLDER UPON REQUEST PRIOR TO SUCH SALE FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THAT EFFECT REASONABLY SATISFACTORY TO THE CORPORATION."

                  ; and

         (f) If Vendor is not a US Person (as defined in Rule 902(o) of Regulation S promulgated under the Securities Act), Vendor (i) is not a "distributor" of securities as such term is defined in Regulation S nor a dealer in securities, and (ii) acknowledges that it has not engaged in any hedging transactions with regard to the PubCo Shares.

2. Each Vendor hereby represents, warrants and covenants to and with Purchaser that:

         (a) it is purchasing or acquiring the PubCo Shares in the Exchange as principal and for its own account, and not for the benefit of any other person or company except for a disclosed principal;

         (b) if required by applicable securities legislation, policy or order of a securities regulatory authority or other regulatory authority, Vendor will execute, deliver, file and otherwise assist Purchaser in filing such reports and other documents with respect to the PubCo Shares as may be reasonably required;

         (c) If the address of Vendor set forth on the signature page to the Share Purchase Agreement is located outside of the United States, Vendor is neither a U.S. Person (as defined in Rule 902(o) of Regulation S promulgated under the Securities Act) nor is Vendor purchasing the PubCo Shares for the account of a U.S. Person or for resale in the United States and the undersigned confirms that the PubCo Shares have not been offered to the undersigned in the United States;

         (d) the purchase of the PubCo Shares in the Exchange does not contravene any of the applicable securities legislation in the jurisdiction in which the Vendor is resident and do not trigger (i) any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase, and (ii) any registration or other obligation on the part of Purchaser;

         (e) Vendor has had access to Purchaser's public filings with the Securities and Exchange Commission, as well as recent business and financial information of Securac;

         (f) Vendor is capable of assessing the proposed investment as a result of the undersigned's financial or investment experience, and is able to bear the economic loss of its investment. Vendor recognizes that its investment in Purchaser by virtue of the Exchange involves a high degree of risk in that: (i) Purchaser has incurred substantial losses since inception and requires substantial funds to continue its plan of operations and maintain its status as a public company;
                  (ii) an investment in Purchaser is highly speculative and only investors who can afford the loss of their entire investment should consider investing in Purchaser; (iii) Vendor may not be able to liquidate Vendor's investment in Purchaser; and
                  (iv) transferability of the PubCo Shares is and will be extremely limited;

         (g) Vendor has read and understands the additional Risk Factors set forth on Exhibit A-2 hereto;

         (h) If the address of Vendor set forth on Schedule J to the Share Purchase Agreement is located within the United States, Vendor is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, as such term is defined on Exhibit A-1 hereto; and

         (i) the address of the Vendor listed on Schedule J of the Share Purchase Agreement is such person's true and correct domicile.

                                   EXHIBIT A-1

                         Accredited Investor Definition

The term "accredited investor" means:

         (1) A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Preferred Stock Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, is a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

         (2) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

         (3) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

         (4)      A director or executive officer of PubCo;

         (5) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Shares exceeds $1,000,000;

         (6) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and which has a reasonable expectation of reaching the same income level in the current year;

         (7) A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; or

         (8) An entity in which all of the equity owners are "accredited investors" under one or more of the foregoing categories.

                                   EXHIBIT A-2

                                  RISK FACTORS

Except as otherwise noted, as used herein the term "Company" refers to Securac Corp. and its subsidiaries.

START-UP COMPANY WITHOUT OPERATIONS.

The Company is an early stage company and has not yet generated revenue from its software products and related services. Consequently, the Company will not have an operating history upon which a meaningful evaluation of the Company and its prospects can be based. The Company and its prospects are subject to all of the risks inherent in the establishment of a new business enterprise, and the likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment of a new business.

LOSSES EXPECTED

In connection with establishing its business, the Company will incur costs intended to provide future, rather than current, benefits, including costs in connection with developing its technology and marketing its technology. As a result, the Company expects to incur losses for an indeterminate period. Securac Inc. has incurred losses since inception in 2002 and the Company expects to incur a loss in 2004. There can be no assurance that the Company will achieve profitability in the near-term or at all.

DEPENDENCE ON SENIOR MANAGEMENT

The Company is highly dependent upon its senior management team. The loss of the services of any member of senior management may have a material adverse effect on the Company. The Company does not presently maintain "key man" life insurance with respect to members of senior management.

NEED TO RECRUIT ADDITIONAL PERSONNEL

The Company will require additional personnel in order to implement its business plan. There can be no assurance, however, that the Company will succeed in recruiting the requisite qualified personnel in a timely manner or at all.

DEPENDENCE ON ADDITIONAL CAPITAL FOR FUTURE GROWTH

The Company expects that in order to implement its business plan it will require significant additional equity and/or debt financing. There can be no assurance that any financing will be available on terms satisfactory to the Company or at all. The issuance of additional equity would dilute the ownership interest of the holders of the PubCo Shares.

COMPETITION

There are many companies that offer or are planning to offer some or all of the products and services we plan to offer. There can be no assurance that the Company's business will not be adversely affected by competition from existing competitors or new market entrants that may be significantly larger and have greater financial and marketing resources.

LACK OF MARKET ACCEPTANCE AND LONG SALES LEAD TIME

The Company's software applications have not yet generated significant acceptance among potential customers and will require a relatively long period of time to educate potential customers as to the anticipated benefits as well as time, complexities and costs of implementation. While the Company has begun to establish strategic relationships to assist in this process, the Company will need to overcome these obstacles prior to achieving meaningful revenue.

UNKNOWN LIABILITIES FROM HISTORICAL OPERATIONS

The Company's management has recently been designated and was not involved in the Company's historical operations prior to the recent acquisition of Securac Inc. Despite representations from prior management to the contrary and due diligence, there may be obligations and liabilities of the Company related to the historical operations of which current management is not aware. These obligations and liabilities, if any, could adversely affect the Company's business and the market for its stock.

                   [SCHEDULES HAVE BEEN INTENTIONALLY OMITTED]

        [FORM OF POWER OF ATTORNEY EXECUTED BY EACH SHAREHOLDER PARTY TO
                          THE SHARE PURCHASE AGREEMENT]

                                POWER OF ATTORNEY

By this Power of Attorney made on the day of 200_, I [name] of [address] being
(1) the holder of __ shares in the capital of RGLH Limited ("RGLHL") or, if Step One of the Proposals (both expressions as defined below) set out below has not completed as at the date of this Power of Attorney, the holder of shares in the capital of Risk Governance Limited ("RGL") (in either case the "RGL SHARES") and
(2) the holder of __ shares (the "RGI SHARES") in the capital of Risk Governance Inc. ("RGI ") HEREBY APPOINT any person who is at the relevant time a director of either RGLHL or RGL or any of David Sallis, John Conaghan or Kevin Dewey to be my true and lawful attorney (the "ATTORNEY") to agree, execute and deliver any deeds, contracts, undertakings, approvals and assurances in law on my behalf as my Attorney shall in his sole unfettered discretion think fit and to sign in the Attorney's name or in my name and on my behalf all such agreements and documents (whether by way of deed or not) as he shall think fit containing such covenants, representations, warranties or other provisions as he shall in his absolute and unfettered discretion decide in connection with:

(a) the share for share exchange whereby each of the shareholders in RGL shall swap shares in RGL for shares in RGLHL ("STEP ONE"); and/or

(b) the proposed sale of the entire issued share capital of RGL or RGLHL to Securac Holdings Inc. (or any other person (whether a natural person or not) so nominated by Securac Holdings Inc. to effect the said purchase) (the "BUYER"); and/or

(c) the proposed sale of the entire issued share capital of RGI to the Buyer

          (together the "PROPOSALS").

In particular, but without prejudice to the generality of the foregoing, I hereby authorise the Attorney in my name:

(a) to approve and sign on my behalf an acquisition agreement (the "RGL AGREEMENT") to be made between myself and the other members of RGL or RGLHL (as the case may be) (1) and the Buyer (2) and any other person who may be a party to the RGL Agreement and to give warranties, indemnities, covenants and undertakings in connection therewith including, without limitation, a tax indemnity;

(b) to approve and sign on my behalf a disclosure letter relating to the RGL Agreement and any other deed (including, without limitation, a tax deed of indemnity) or document that may in the unfettered discretion of the Attorney be necessary, desirable or ancillary to the RGL Agreement;

(c) to exercise all voting rights attaching to my RGL Shares and to receive notice of any meeting of shareholders of RGL or RGLHL (as the case may be), approve and sign any consent to such a meeting being held on short notice and vote at any such meeting and/or sign any written resolution of RGL and/or RGLHL;

(d) to approve and sign on my behalf an acquisition agreement (the "RGI AGREEMENT") to be made between myself and the other members of RGI
            (1) and the Buyer (2) and any other person who may be a party to the RGI Agreement and to give warranties, indemnities, covenants and undertakings in connection therewith;

(e) to approve and sign on my behalf a disclosure letter relating to the RGI Agreement and any other deed or document that may in the unfettered discretion of the Attorney be necessary, desirable or ancillary to the RGI Agreement;

(f) to exercise all voting rights attaching to my RGI Shares and to receive notice of any meeting of shareholders of RGI, approve and sign any consent to such a meeting being held on short notice and vote at any such meeting and/or sign any written resolution of RGI;

(g) to take any other steps and sign any other agreement and/or document in connection with any of the Proposals as my Attorney may, in his absolute discretion, consider necessary or desirable;

in each such case as the Attorney may in his absolute discretion think fit.

I hereby undertake to ratify and confirm everything which the Attorney shall do or purport to do by virtue of this Power of Attorney and fully to indemnify the Attorney against all losses, liabilities, costs, claims, actions, demands, or expenses which he may incur or which may be made against him as a result of or in connection with anything lawfully done by virtue of this Power of Attorney.

I hereby declare that my Attorney shall have the power to appoint any substitute and to delegate to that substitute all or any powers hereby conferred other than this power of substitution as if he had been originally appointed by this Power of Attorney.

I hereby declare that this Power of Attorney shall be irrevocable until [31 January 2005].

I hereby authorise the delivery of a copy of this Power of Attorney to any person or persons who may reasonably require such a copy.

This Power of Attorney is governed by and shall be construed in accordance with English law.

IN WITNESS whereof this Power of Attorney has been duly executed as a Deed on the date set out above.

EXECUTED as a DEED by                                   )

___                                                     )......................

in the presence of:                                     )



Witness' Signature:         ....................................................



Witness' Name:              ....................................................



Witness' Address:           ....................................................



                            ....................................................



Witness' Occupation:        ....................................................